UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2006

The Finish Line, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 899-1022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 20, 2006, the Board of Directors elected Catherine A. Langham as a new director of The Finish Line, Inc., an Indiana corporation (“Registrant”). Ms. Langham was elected for a term expiring at the 2007 Annual Meeting, and she will serve on the Audit Committee of the Board of Directors of the Registrant.

The Registrant issued a press release on April 20, 2006 announcing the election of Ms. Langham.

ITEM 8.01.   Other Events.

On April 20, 2006, the Registrant issued a press release announcing a quarterly cash dividend of $.025 per share of Class A and Class B common stock.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Current Report, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

ITEM 9.01.   Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release issued April 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.
Date: April 21, 2006	By:	/s/ Kevin S. Wampler
Executive Vice President - Chief Financial Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued April 20, 2006